Exhibit 4.2

CERTIFICATE OF DESIGNATION OF
PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES F PREFERRED STOCK OF
YASHENG ECO-TRADE CORP.

Pursuant to Section 151 of the Delaware
General Corporation Law

I, William Lieberman, Acting President of Yasheng ECO-Trade Corp., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that at a meeting of the Board of Directors that the following resolutions were adopted:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article 4 of the Corporation’s Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series F Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 40,000 (which shall not be subject to increase without the consent of a majority of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”). Each share of Preferred Stock shall have $.001 par value and a stated value equal to $1.00 (as adjusted from time to time in accordance with the terms hereof, the “Stated Value”).  Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 4 hereof.

Section 2. Voting Rights. Except as otherwise provided herein and as otherwise prohibited by law, the Preferred Stock shall have voting rights on a converted basis multiplied by ten (10).  For example, if a Holder holds 10,000 shares of Preferred Stock then such Holder will be entitled to vote 50,000,000 shares of common stock representing 10,000 shares of Preferred Stock converted at $.002 multiplied by ten (10).

Section 3. Conversion.

(a)          Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock determined by dividing the Stated Value of such share by the Set Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b)          Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Holder a certificate or certificates.

(c)          (i) The conversion price for each share of Preferred Stock shall equal $0.002 (the “Set Price”), subject to adjustment below; provided, however, the Preferred Stock shall not be convertible in the event that the Corporation does not have available authorized but unissued shares of Common Stock.

(ii) if the Corporation, at any time while the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock  or (B) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock Outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.  The Set Price shall not become effective in the case of a subdivision, combination or reclassification.

Section 4. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, no par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall have the meaning given such term in Section 1 hereof.

“Notice of Conversion” shall have the meaning given such term in Section 3(a).

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Principal Market” initially means the Over-the-Counter Bulletin Board and shall also include the American Stock Exchange, NASDAQ Small-Cap Market, the New York Stock Exchange, or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Set Price” shall have the meaning set forth in Section 3(c)i.

“Share Delivery Date” shall have the meaning given such term in Section 3(b).

“Stated Value” shall have the meaning given such term in Section 1.

“Subsidiary” shall have the meaning given to reports filed by the Company with the Commission.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 5. Miscellaneous.

(a)      If (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property;, or (v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall caused to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  Holders are entitled to convert the Conversion Amount of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(b)      The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

(c)      Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If any fraction of a Conversion Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the VWAP immediately prior to the applicable conversion multiplied by such fraction.

(d)      The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

(e)      To effect conversions or redemptions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(f)      Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Acting President of the Corporation addressed to Yasheng ECO-Trade Corp. 9107 Wilshire Blvd., Suite 450 Beverly Hills, CA 90210 or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation or such other address as the Corporation or a Holder may designate by ten days advance written notice to the other parties hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one day after deposit with a nationally recognized overnight courier service, specifying next day delivery, with written verification of service, or (v) upon actual receipt by the party to whom such notice is required to be given.

(g)      For purposes hereof, a share of Preferred Stock is outstanding until such date as the Holder shall have received the Conversion Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designations.

(h)      Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(i)      If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(j)      All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated herein (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k)      Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation.  The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation.  Any waiver must be in writing.

(l)      If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(m)      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(n)      The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(o)      RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this August 5, 2010.

/s/William Lieberman
Name: William Lieberman
Title: Acting President

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Convertible Preferred Stock indicated below, into shares of common stock, no par value per share (the “Common Stock”), of Yasheng ECO-Trade Corp., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

____________________________
Number of shares of Preferred Stock owned prior to Conversion

____________________________
Number of shares of Preferred Stock to be Converted

____________________________
Stated Value of shares of Preferred Stock to be Converted

____________________________
Number of shares of Common Stock to be Issued

____________________________
Applicable Set Price

____________________________
Number of shares of Preferred Stock subsequent to Conversion

____________________________

[HOLDER]

By:
Name:
Title: